Master Investment Portfolio
Transactions Effected Pursuant to Rule 10f-3
N-SAR Item 77(O)

                                                                                                    Aggregate     Aggregate
                                                               Underwriter                          Principal      Principal
                                         Date of  Date of         From Whom          Affiliated        Amount         Amount
Series              Issuer               OfferingPurchase         Purchased          Underwriter     of Offering     Purchased
---------------------------------------------------------------------------------------------------------------------------------

   12 Consumers Energy                   08/11/0408/11/04  Citigroup               Barclays Capital  $ 300,000,000     $ 150,000
15 Capital One Auto Finance Trust2004-B A1 9/28/0409/28/04 Credit Suisse First Boston Barclays Capital  1,500,000,000    50,000,000
   15 Leek Finance No.14 PLC Class A1    10/19/0410/19/04  JPMorgan Chase          Barclays Capital  1,000,000,000    90,000,000
   22 Enterprise Products                09/23/0409/23/04  Wachovia                Barclays Capital    500,000,000     1,000,000
   22 Amgen Inc.                         11/15/0411/15/04  Morgan Stanley          Barclays Capital  1,000,000,000     3,000,000
   22 Burlington Northern Santa Fe Corp  11/19/0411/19/04  Goldman Sachs           Barclays Capital    250,000,000       750,000
   22 Ford Motor Credit Company          12/02/0412/02/04  Lehman Brothers         Barclays Capital  1,000,000,000       400,000
   22 General Motors Acceptance Corp     11/17/0411/17/04  Morgan Stanley          Barclays Capital  1,750,000,000       475,000




                                                                                                                       Total
                                                                 Underwriter                          Purchase      Commission
                                         Date of  Date of         From Whom          Affiliated         Price         Paid to
Series              Issuer               OfferingPurchase         Purchased          Underwriter      Per Share      Affiliate
---------------------------------------------------------------------------------------------------------------------------------

   12 Consumers Energy                   08/11/0408/11/04  Citigroup               Barclays Capital       $ 99.895           $ -
15 Capital One Auto Finance Trust 2004-B A1 09/28/0409/28/04  Credit Suisse First Boston Barclays Capital  100.000    44,755.50
   15 Leek Finance No.14 PLC Class A1    10/19/0410/19/04  JPMorgan Chase          Barclays Capital        100.000     54,000.00
   22 Enterprise Products                09/23/0409/23/04  Wachovia                Barclays Capital         99.719             -
   22 Amgen Inc.                         11/15/0411/15/04  Morgan Stanley          Barclays Capital         99.984             -
   22 Burlington Northern Santa Fe Corp  11/19/0411/19/04  Goldman Sachs           Barclays Capital         99.681             -
   22 Ford Motor Credit Company          12/02/0412/02/04  Lehman Brothers         Barclays Capital         99.777             -
   22 General Motors Acceptance Corp     11/17/0411/17/04  Morgan Stanley          Barclays Capital         99.431             -